EXHIBIT 2.1






                          STOCK PURCHASE AGREEMENT


                                dated as of


                             February 13, 1998,


                                by and among


                              SERACARE, INC.,
                          a Delaware corporation,
                                  as Buyer


                                    and


                      THE WESTERN STATES GROUP, INC.,
                         a California corporation,
                                 as Company


                                    and


                     MICHAEL F. CROWLEY, an individual,
                      MARY A. CROWLEY, an individual,
                                    and
                   MICHAEL F. CROWLEY and MARY A. CROWLEY
                  as trustees under the Crowley Charitable
              Remainder Unitrust dated December 31, 1997, and
                   MICHAEL F. CROWLEY II, an individual,
                            as the Shareholders


                                 TABLE OF CONTENTS
                                 -----------------
                                                                         Page
                                                                         ----
ARTICLE I     DEFINITIONS .................................................. 1

ARTICLE II    PURCHASE AND SALE OF STOCK/DISCHARGE OF
              LIABILITIES/CLOSING .......................................... 6
       2.1    Transfer of Stock by the Shareholders ........................ 6
       2.2    Purchase of the Stock by Buyer ............................... 6
       2.3    Purchase Price ............................................... 6
       2.4    Covenants of Buyer Regarding Earn-out Payments ............... 7
       2.5    Earn-out Payment Offset/Withholding .......................... 7
       2.6    Discharge of Certain Indebtedness ............................ 8
       2.7    Closing Matters .............................................. 8

ARTICLE III   REPRESENTATIONS AND WARRANTIES CONCERNING THE SHAREHOLDERS ... 9
       3.1    Ownership of Stock ........................................... 9
       3.2    Delivery of Good Title .......................................10
       3.3    Execution and Delivery .......................................10
       3.4    No Conflicts .................................................10
       3.5    Investment Intent ............................................10
       3.6    Business Relationship ........................................10
       3.7    Disclosure/Legend ............................................10
       3.8    Rule 144 .....................................................11
       3.9    Trust Formation ..............................................11

ARTICLE IV    REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ........11
       4.1    Organization, Good Standing and Related Matters ..............11
       4.2    Capitalization; Ownership of Stock ...........................12
       4.3    Financial Statements; Changes; Contingencies .................12
       4.4    Tax and Other Returns and Reports ............................13
       4.5    Material Contracts ...........................................13
       4.6    Real and Personal Property; Title to Property; Leases ........14
       4.7    Intangible Property ..........................................14
       4.8    Authorization; No Conflicts ..................................15
       4.9    Legal Proceedings ............................................15
       4.10   Labor Relations ..............................................15
       4.11   Minute Books .................................................16
       4.12   Accounting Records; Internal Controls ........................16
       4.13   Insurance ....................................................16
       4.14   Permits ......................................................17
       4.15   Compliance with Law ..........................................17
       4.16   Dividends and Other Distributions ............................17
       4.17   Employee Benefits ............................................17
       4.18   Certain Interests ............................................19
       4.19   Bank Accounts and Powers .....................................19
       4.20   No Brokers or Finders ........................................19
       4.21   Accuracy of Information ......................................19
       4.22   Inventories ..................................................20



                                                                          Page
                                                                          ----

       4.23   Receivables and Commissions Payable ..........................20
       4.24   Customers and Suppliers ......................................20
       4.25   Environmental Compliance .....................................20
       4.26   No Health Plans or Group Health Plans ........................21

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF BUYER ......................21
       5.1    Organization and Related Matters .............................21
       5.2    Authorization ................................................21
       5.3    No Conflicts .................................................21
       5.4    No Brokers or Finders ........................................21
       5.5    Legal Proceedings ............................................21
       5.6    Capitalization of Buyer ......................................22
       5.7    Accuracy of Information in Exchange Act Reports ..............22
       5.8    Investment Intent ............................................22
       5.9    Business Relationship ........................................22
       5.10   Disclosure/Legend ............................................22

ARTICLE VI    COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY PRIOR TO
              CLOSING ......................................................23
       6.1    Access .......................................................23
       6.2    Material Adverse Changes; Reports; Financial Statements ......23
       6.3    Conduct of Business ..........................................24
       6.4    Notification of Certain Matters ..............................26
       6.5    Permits and Approvals ........................................26
       6.6    Preservation of Business Prior to Closing Date ...............26
       6.7    Elimination of Intercompany and Affiliate Liabilities ........27
       6.8    Termination of Grossmont Bank Loan ...........................27

ARTICLE VII   ADDITIONAL CONTINUING COVENANTS ..............................27
       7.1    Non-Competition ..............................................27
       7.2    Nondisclosure of Confidential Information ....................28
       7.3    Tax Cooperation ..............................................28
       7.4    Release ......................................................28
       7.5    Uncollectible Receivables ....................................29
       7.6    Profit Sharing Plan ..........................................29

ARTICLE VIII  CONDITIONS OF PURCHASE .......................................29
       8.1    General Conditions ...........................................29
       8.2    Conditions to Obligations of Buyer ...........................30
       8.3    Conditions to Obligations of the Shareholders and the
              Company ......................................................31

ARTICLE IX    TERMINATION OF OBLIGATIONS; SURVIVAL .........................32
       9.1    Termination of Agreement .....................................32
       9.2    Effect of Termination ........................................32
       9.3    Survival of Representations and Warranties ...................33




                                                                          Page
                                                                          ----

ARTICLE X     INDEMNIFICATION ..............................................33
       10.1   Indemnification of Buyer .....................................33
       10.2   Indemnification of the Shareholders ..........................34
       10.3   Certain Tax Matters ..........................................34
       10.4   Procedure ....................................................35
       10.5   Limitations ..................................................37
       10.6   Maximum Shareholders' and Buyer's Liability ..................37
       10.7   Survival .....................................................37
       10.8   Notice .......................................................38

ARTICLE XI    ARBITRATION ..................................................38
       11.1   Arbitration ..................................................38
       11.2   Judicial Arbitration and Mediation Services, the Company .....38
       11.3   Arbitration Panel ............................................38
       11.4   Provisional Remedies .........................................38
       11.5   Enforcement of Judgment ......................................38
       11.6   Discovery ....................................................38
       11.7   Consolidation ................................................39
       11.8   Power and Authority of Arbitrator ............................39
       11.9   Law to be Applied ............................................39
       11.10  Costs ........................................................39

ARTICLE XII   GENERAL ......................................................39
       12.1   Amendments; Waivers ..........................................39
       12.2   Schedules; Exhibits; Integration .............................39
       12.3   Best Efforts; Further Assurances .............................39
       12.4   Governing Law ................................................40
       12.5   No Assignment ................................................40
       12.6   Headings .....................................................40
       12.7   Counterparts .................................................40
       12.8   Publicity and Reports ........................................41
       12.9   Confidentiality ..............................................41
       12.10  Parties in Interest ..........................................41
       12.11  Notices ......................................................41
       12.12  Expenses .....................................................43
       12.13  Remedies; Waiver .............................................43
       12.14  Attorney's Fees ..............................................43
       12.15  Knowledge Convention .........................................43
       12.16  Representation By Counsel; Interpretation ....................43
       12.17  Specific Performance .........................................43
       12.18  Severability .................................................44
       12.19  Construction .................................................44
       12.20  Accounting and Economic Effective Date .......................44
       12.21  Assignment of Receivable .....................................44

ARTICLE XIII  PIGGY-BACK REGISTRATION RIGHTS ...............................44




                                                                          Page
                                                                          ----

       13.1   Registration Notice ..........................................44
       13.2   Underwriting Requirements ....................................45
       13.3   Registration Covenants .......................................45
       13.4   Holder Covenants .............................................46
       13.5   Indemnification ..............................................47
       13.6   Registration Expenses ........................................48
       13.7   No Assignment of Registration Rights .........................48


                                SCHEDULES

SCHEDULE 1.1          Products
SCHEDULE 4.1          Jurisdictions in which Company is Required to be Qualified to
                      Do Business as a Foreign Person; Directors and Executive
                      Officers
SCHEDULE 4.3(a)       Audited Financial Statements
SCHEDULE 4.3(b)       Unaudited Financial Statement
SCHEDULE 4.3(e)       Liabilities
SCHEDULE 4.4          Tax Returns
SCHEDULE 4.5          Material Contracts
SCHEDULE 4.6          Real and Personal Property
SCHEDULE 4.8          Permits and Approvals
SCHEDULE 4.10         Labor Relations
SCHEDULE 4.13         Insurance
SCHEDULE 4.15         Compliance with Law
SCHEDULE 4.17(a)(i)   Employee Benefit Plans, and Collective Bargaining and
                      Employee Agreements
SCHEDULE 4.17(a)(v)   Termination of Plans
SCHEDULE 4.17(a)(vii) Employees, Consultants and Agents Entitled to Severance,
                      Parachute or Other Payments or Benefits
SCHEDULE 4.19         Bank Accounts, Powers, etc.
SCHEDULE 4.23         Receivables and Commissions Payable
SCHEDULE 4.24         Customers and Suppliers
SCHEDULE 4.25         Environmental Compliance
SCHEDULE 5.6          Capitalization of Buyer
SCHEDULE 10.1         Specific Indemnification Matters

                                 EXHIBITS

Exhibit A             Ownership and Percentage Interests in the Company
Exhibit B             MFC Employment Agreement
Exhibit C             MFCII Employment Agreement
Exhibit D             Form of Opinion of Counsel of the Shareholders and the Company
Exhibit E             Form of Opinion of Counsel of the Buyer


                           STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement is entered into as of February 13, 1998, by and among SeraCare, Inc., a Delaware corporation ("Buyer"), The Western States Group, Inc., a California corporation (the "Company"), Michael
F. Crowley, an individual ("MFC"), Mary A. Crowley, an individual ("MAC"), and MFC and MAC as trustees of the Crowley Charitable Remainder Unitrust dated December 31, 1997 (the "Trust"), and Michael F. Crowley II, an individual ("MFCII"), (MFC together with MAC, the Trust, and MFCII being the "Shareholders" and MFC together with MAC and the Trust being the "Principal Shareholders" and MFC together with MAC and MFCII being the "Individual Shareholders") (the Buyer, the Company, MFC, MAC, the Trust, MFCII and the Shareholders are collectively referred to herein as the "Parties").

                              B A C K G R O U N D

          A. The Shareholders own all of the issued and outstanding capital stock of the Company (referred to herein interchangeably as the "Stock" or the "Shares"); and

          B. The Shareholders desire to sell, and Buyer desires to buy, the Stock for the consideration described herein.

                              A G R E E M E N T

          In consideration of the mutual covenants and agreements as set forth herein and intending to be legally bound, the Parties agree as follows:

                                 DEFINITIONS

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

               the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular,

               all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles ("GAAP"), all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement, pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

          "Acquisition" means the acquisition of the Stock by the Buyer as contemplated by this Agreement.

          "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

          "Agreement" means this Agreement by and among Buyer, the Shareholders and the Company as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

          "Approval" means any approval, authorization, assignment, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "Associate" of a Person means:

               a corporation or organization (other than the Company or a party to this Agreement) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

               any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

               any relative or spouse of such Person or any relative of such spouse who has the same home as such Person or who is a director or officer of the Company or any of its Affiliates.

          "Auditors" means BDO Seidman LLP, independent public accountants to the Company.

          "Business" means the business of the Company and shall be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, anticipated revenues and income, prospects, liabilities, personnel and management.

          "Buyer Shares" has the meaning set forth in Section 2.3.

          "Buyer's Common Stock" means the Buyer's common stock, par value $.001 per share.

          "Closing" means the consummation of the purchase and sale of the Stock under this Agreement.

          "Closing Date" means the date of the Closing.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          "Company" means The Western States Group, Inc., a California corporation.

          "Confidential Information" means all information and material which is proprietary to a party, whether or not marked as "confidential" or "proprietary," which is disclosed to the other and relates to the party's past, present or future business activities, including, without limitation, all of the following: data, documentation, diagrams, flow charts, research, development, processes, procedures, Know How, new product information, marketing techniques and materials, marketing timetables, strategies and development plans, including trade names, trademarks, client supplier or personnel names and other information related to clients, suppliers or personnel, pricing policies, projections and other financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other Trade Secrets or non-public business information. Confidential Information shall not include information which
(i) is currently in the public domain or subsequently comes into the public domain through no fault of the receiving party and not in breach of this Agreement; (ii) was already know to the receiving party on the date of disclosure through a proper and lawful source, provided that such prior knowledge can be substantiated and proved by documentation; or (iii) properly and lawfully becomes available to this receiving party from sources independent of the party.

          "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

          "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

          "Exchange Act" means the U.S Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          "Holder" has the meaning set forth in Section 13.1.

          "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement

          "Indemnified Party" means the party entitled to indemnity under this Agreement.

          "Indemnifying Party" means the party obligated to provide indemnification under this Agreement.

          "Intangible Property" means any patents, patent applications (pending or otherwise), industrial and intellectual property rights, copyrights, unpublished works, inventions, Trade Secrets, Know-How, research and development findings, computer firmware and software (existing in any form), marketing rights, contractual rights, licenses and all related agreements and documentation, and all Marks.

          "Intellectual Property Rights" means all intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventories, Know How, Trade Secrets, proprietary processes and formulae.

          "IRS" means the U.S. Internal Revenue Service or any successor entity.

          "Know How" means any information, including, but not limited to, invention records, research and development records and reports, experimental and engineering reports, pilot designs, production designs, production specifications, raw material specifications, quality control reports and specifications, drawings, photographs, models, tools, parts, algorithms, processes, methods, market and competitive analysis, or other information possessed by the Company, whether or not considered proprietary or a Trade Secret.

          "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

          "License" means all licenses, permits, consents, authorizations, registrations and approvals related to the Business, with or from Governmental Entities which have jurisdiction over it, including all export licenses, Food and Drug Administration ("FDA") Master File and occupancy, fire, business and other permits from local officials.

          "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims, actual or threatened, and amounts paid in settlement, that are imposed on or otherwise incurred or suffered by the specified person; provided, however, "Loss" shall not include any amount that is received by such specified person under a valid and collectible insurance policy.

          "Mark" means any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or applications for registration of any of the foregoing.

          "Material Contract" means any Contract material to the Business of the subject person as of or after the date hereof or at any time during the preceding three years and includes, but is not limited to, those contracts deemed material by Section 4.5.

     "Maximum Buyer Liability" has the meaning set forth in Section 10.6.

     "Maximum Shareholder Liability" has the meaning set forth in Section 10.6.

     "Non-Competition Period" has the meaning set forth in Section 7.1.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity, including, but not limited to, the OSHA and the FDA.

     "Permit" means any license, permit, franchise, certificate of authority, authorization, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

     "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

     "Products" means products, technology and services, sold, licensed, or otherwise exploited by the Company in connection with its Business as described in Schedule 1.1.

     "Products Loss" has the meaning set forth in Section 10.1(e).

     "Purchase Price" has the meaning set forth in Section 2.3.

     "Registerable Securities" has the meaning set forth in Section 13.1.

     "SEC" means the U.S. Securities and Exchange Commission or any successor entity.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Subsidiary" means any Person in which the Company has a direct or indirect equity or ownership interest in excess of 50%.

     "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

     "Tax Matters" has the meaning set forth in Section 10.3.

     "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company.

     "Trade Names" has the meaning set forth in Section 4.7.

     "Trade Secrets" means formulas, patterns, devices or compilations of information which is used in connection with or relating to the Business and which gives an opportunity to obtain an advantage over competitors who do not know or use it, including, but not limited to, formulas for chemical compounds, processes of manufacturing, treating or preserving materials, patterns for machines or any forms, plans, drawings, specifications, customer lists, marketing and competition analysis and project management, inventory and cost control systems and techniques.

     "Uncollectible Receivables" has the meaning set forth in Section 7.5.

          PURCHASE AND SALE OF STOCK/DISCHARGE OF LIABILITIES/CLOSING

          TRANSFER OF STOCK BY THE SHAREHOLDERS.

     Subject to the terms and conditions of this Agreement, the Shareholders agree to sell the Stock and deliver the certificates evidencing the Stock to Buyer at the Closing. The certificates will be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Buyer or its nominee and otherwise in a form acceptable for transfer on the books of the Company. The Shareholders will pay any Taxes payable with respect to the transfer of the Stock.

          PURCHASE OF THE STOCK BY BUYER.

     Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and accept from the Shareholders, on and as of the Closing Date for the Purchase Price described in Section 2.3 hereof, all of the Stock.

          PURCHASE PRICE.

     The aggregate consideration to be paid by Buyer to the Shareholders pursuant to this Agreement (the "Purchase Price") shall consist of:

     A cash payment of $2.7 million (the "Closing Cash Payment") which shall be made to the Shareholders at the Closing by wire transfer, however, at Buyer's option at Closing or before Closing Buyer may opt to replace $500,000 of the Closing Cash Payment with certificates representing 125,000 shares (the "Buyer's Shares") of Buyer's Common Stock. Such share certificates shall be delivered to the Shareholders at the Closing pursuant to a valid private placement under the Securities Act;

     A cash payment equal to the good faith determination of the net asset value of the Company's cash, accounts receivable and inventory as of the Closing Date minus the Company's total liabilities (the "Net Asset Amount") as of the Closing Date. Buyer shall have the right to audit the cash, accounts receivable, inventory and total liabilities balances as of the Closing Date. The amount of such cash payment shall be determined in accordance with GAAP consistently applied (provided, however, that no reserve shall be made for doubtful accounts receivable, and that the receivable identified in Schedule 10.1 shall be assigned to the Shareholders prior to Closing) and shall be paid within 10 days of the Closing Date;

     Within ninety (90) days after the Closing Date the Parties agree to determine what was the exact Net Asset Amount (the "Exact Net Asset Amount") of the Company as of the Closing Date. If the Exact Net Asset Amount exceeds the Net Asset Amount paid as of the Closing Date, then the Buyer shall pay the difference to the Shareholders pro rata within 10 days. If the Exact Net Asset Amount is less than the Net Asset Amount, then the Shareholders shall (on a pro rata basis) refund the difference to Buyer within 10 days. In the event that the Parties are unable to agree upon the Exact Net Asset Amount, said dispute shall be resolved pursuant to Article XI of this Agreement; and

     Earn-out cash payments, if any, which shall be determined as follows (the "Earn-out Payments"):

          With respect to the first twelve full calendar months after the Acquisition Date:

               (A) If the Company generates at least $1,000,000, but less than $1,500,000 of earnings before income taxes ("EBT"), determined in accordance with GAAP consistently applied, during the twelve-month period beginning on the first day of the calendar month following the Closing Date and ending on the day prior to the first anniversary of such date (the "First Measurement Period"), then the Shareholders shall be entitled to an earn-out payment in cash equal to twenty percent (20%) of EBT; or

               (B) If the Company generates at least $1,500,000, but less than $2,000,000 of EBT during the First Measurement Period, then the Shareholders shall be entitled to an earn-out payment in cash equal to twenty-five percent (25%) of EBT; or

               (C) If the Company generates $2,000,000 or more of EBT during the First Measurement Period, then the Shareholders shall be entitled to an earn-out payment in cash equal to thirty percent (30%) of EBT.

          With respect to the twelve-month period ending on the first anniversary of the end of the First Measurement Period (the "Second Measurement Period"):

               (A) If the Company generates at least $1,000,000, but less that $1,500,000 of EBT during the Second Measurement Period, then the Shareholders shall be entitled to an earn-out payment in cash equal to thirty percent (30%) of EBT; or

               (B) If the Company generates at least $1,500,000, but less than $2,000,000 of EBT during the Second Measurement Period, then the Shareholders shall be entitled to an earn-out payment in cash equal to thirty-five percent (35%) of EBT; or

               (C) If the Company generates $2,000,000 or more of EBT during the Second Measurement Period, then the Shareholders shall be entitled to an earn-out payment in cash equal to forty percent (40%) of EBT.

Each portion of the Purchase Price shall be paid to the Shareholders on a pro rata basis according to their percentage interests in the Company as set forth on Exhibit A attached hereto, using conventional rounding to the nearest dollar or Share as the case may be. The amounts owed to the Shareholders pursuant to Sections 2.3(b) and 2.3(d), if any, shall be paid by wire transfer to the Shareholders in accordance with written instructions to be provided by the Shareholders, and amounts owed under Section 2.3(d), if any, shall be paid within 30 days of the final determination of such amounts.

               COVENANTS OF BUYER REGARDING EARN-OUT PAYMENTS.

     After the Closing and continuing until all Earn-out Payments have been calculated hereunder, Buyer shall maintain the Company as a wholly owned subsidiary. The Company's EBT for purposes of calculating the Earn-out Payments shall not be reduced by additional overhead charges relating to Buyer's operations.

                     EARN-OUT PAYMENT OFFSET/WITHHOLDING.


          If, at the time any Earn-out Payment is due to the Shareholders from Buyer hereunder, (i) a Shareholder owes any amount to Buyer under the indemnification provisions contained in Section 7.5 and Section 10.1 of this Agreement, or (ii) a bona fide dispute exists between Buyer and a Shareholder regarding any claim or demand made by Buyer against such Shareholder for indemnification under Section 7.5 or Section 10.1, then in addition to any other remedies available to Buyer, Buyer shall have the right to, in the case of (i) above, offset the amount owed to Buyer by such Shareholder under
Section 7.5 or Section 10.1 hereof against the Earn-out Payment due to such Shareholder and, in the case of (ii) above, withhold making payment to such Shareholder of the Earn-out Payment until such time as the claim is resolved.

                    DISCHARGE OF CERTAIN INDEBTEDNESS.


          Prior to the Closing, the Shareholders shall cause the satisfaction and discharge of any and all indebtedness and other amounts owed to Grossmont Bank under that certain Loan Agreement dated as of October 29, 1997, and shall all obtain from Grossmont Bank a release of all liens against the Company's assets securing such indebtedness.

                    CLOSING MATTERS.


                    CLOSING. The Parties will use their best efforts to make the Closing take place effective as of 11:59 p.m., California time, on February 13, 1998 (the "Closing Date"), following the fulfillment or waiver of all conditions precedent to the Closing and shall be held at the offices of O'Melveny & Myers LLP in Newport Beach, California. Such Closing Date may be changed by agreement among the Parties.

                    DELIVERIES BY THE SHAREHOLDERS. At the Closing, the Shareholders shall deliver or cause to be delivered to Buyer the following, in form and substance satisfactory to Buyer and Buyer's counsel, against delivery of the items specified in Section 2.7(c):

                         Certificates representing the Stock, duly endorsed in blank or having affixed thereto stock powers executed in blank, and in proper form for transfer, with all requisite stock transfer stamps, if any, affixed to such certificates;

                         The employment agreement referred to in Section 8.1(b) executed by MFC and the Company;

                         The employment agreement referred to in Section 8.1(c) executed by MFCII and the Company;

                         The closing certificates referred to in Section
     8.2(a);

                         The opinion of counsel of the Shareholders and the Company referred to in Section 8.2(c);

                         Any Approvals and Permits required to be obtained before consummation of the Acquisition referred to in Sections 6.5 and 8.2(d), unless waived by Buyer;

               Proof, reasonably acceptable to Buyer, that prior to the Closing, any indebtedness to Grossmont Bank under that certain Loan Agreement dated as of October 29, 1997 has been repaid, the line of credit terminated and all liens relating thereto released; and

               Proof, reasonably acceptable to Buyer that, prior to Closing, all rights related to the receivables identified in Schedule 10.1 have been assigned to the Shareholders and that the Shareholders have assumed all liabilities related to the underlying receivable, including without limitation, transaction claims or counterclaims now or hereafter asserted by any of the relevant parties.

               DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to the Shareholders the following, in form and substance reasonably satisfactory to Shareholders and Shareholders' counsel, against delivery of the items specified in Section 2.7(b):

                         The Closing Cash Payment;

                         Certificates representing the Buyer Shares referred to in Section 8.3(b), duly endorsed in blank or having affixed thereto stock powers executed in blank, and in proper form for transfer, with all requisite stock transfer stamps, if any, affixed to such certificates;

                         The closing certificates referred to in Section 8.3(a); and

                         The opinion of counsel of Buyer referred to in
     Section 8.3(f).

               SIMULTANEOUS DELIVERY. All acts with respect to the Closing shall be considered as having taken place simultaneously, and no delivery or payment shall be considered as having been made until all deliveries, payments and Closing transactions have been accomplished.

               DELIVERY OF CLOSING DOCUMENTS. Each party shall cooperate with the other to the fullest extent possible in exchanging instruments and documents required to be delivered at or before the Closing, or drafts thereof, in sufficient time in advance of the Closing to provide to the other party a reasonable opportunity to examine such documents or drafts thereof.

               NO EQUITABLE CONVERSION. Before the Closing, neither the execution of this Agreement nor the performance of any provision contained herein shall cause Buyer to become liable for (i) the operations of the Company or the business of the Company; (ii) the condition of the Company's assets; (iii) the cost of any labor or materials furnished to any such property; (iv) compliance with any laws, requirements, or regulations of, or Taxes, or assessments or other charges now or hereafter due to, any Governmental Entity; or (v) for any other Encumbrances or expenses whatsoever pertaining to the conduct of the Company's Business or the ownership, title, possession, use or occupancy of the property of the Company.




                        REPRESENTATIONS AND WARRANTIES
                          CONCERNING THE SHAREHOLDERS

          Except as specifically set forth in this Agreement, the Exhibits attached hereto, and in any schedules or lists referred to herein, each of the Shareholders, severally and not jointly, hereby represent and warrant to Buyer that:

               OWNERSHIP OF STOCK.


          Except as described on Exhibit A, (i) such Shareholder is the legal and beneficial owner of the number of Shares listed opposite, his, hers or its name on Exhibit A, and (ii) the Shares so listed are owned by such Shareholder free and clear of all Encumbrances.

               DELIVERY OF GOOD TITLE.


          All consents, approvals, authorizations and orders necessary for the sale and delivery of the Stock to be sold by such Shareholder hereunder have been obtained, and such Shareholder has, and immediately before the Closing will have, full right, power, authority and capacity to sell, assign, transfer and deliver the Stock owned by such Shareholder pursuant to this Agreement. Upon delivery by such Shareholder of the Stock owned by such Shareholder and payment of the consideration therefor pursuant to this Agreement, good and valid title to the Stock, free and clear of any and all liens, trusts (constructive and other), equities, claims, marital rights or other Encumbrances, will pass to Buyer.

               EXECUTION AND DELIVERY.


          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Shareholder of this Agreement has been obtained, and such Shareholder has full right, power, authority and capacity to enter into and perform fully under this Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               NO CONFLICTS.


          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any Contract to which such Shareholder is a party or by which such Shareholder or the any of the Stock owned by such Shareholder is bound, or violate the provisions of any Law or Order of any Governmental Entity or any arbitrator, having jurisdiction over such Shareholder or the property of such Shareholder, nor will such action result in the creation or imposition of any lien, claim, charge or other Encumbrance upon any of the Stock owned by such Shareholder.

               INVESTMENT INTENT.


          Such Shareholder is acquiring the Buyer Shares for investment purposes only, for such Shareholder's own account and not as a nominee or agent for any other person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

               BUSINESS RELATIONSHIP.


          Such Shareholder has a preexisting business relationship with Buyer and its officers and directors. Such Shareholder is generally familiar with the business and affairs of Buyer and has discussed Buyer and its plans, operations and financial condition with one or more of the officers or directors of Buyer.

               DISCLOSURE/LEGEND.


          Buyer has disclosed to such Shareholder that:

               the sale of the Buyer Shares has not been registered under the Securities Act, or qualified under the securities laws of any state and the Buyer Shares must be held indefinitely unless a sale or transfer of the Buyer Shares is subsequently registered under the Securities Act and qualified under applicable state securities laws or exemptions therefrom are available; and

               any certificate representing the Buyer Shares will bear the following legend restricting transfer:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."

               RULE 144.


          Such Shareholder understands that in addition to the restrictions described above: (a) the shares which constitute the Buyer Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; (b) exemption from registration under Rule 144 will not be available in any event for at least one year from the date of sale of the Buyer Shares to the Shareholders, and even then, Rule 144 will not be available unless: (i) a public trading market then exists for the Buyer Shares, (ii) adequate information concerning Buyer is then available to the public, and (iii) the other terms and conditions of Rule 144 are met; and (c) any unregistered sale of the Buyer Shares may be made by the Shareholders only in accordance with the terms and conditions of Rule 144, or other applicable exemption under the Act.

               TRUST FORMATION.


          The Trust represents and warrants that it was not specifically formed for the purpose of purchasing the Buyer Shares.

                       REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE COMPANY

          Except as specifically set forth in this Agreement, the Exhibits attached hereto, and any Schedules or lists referred to herein, each Company, MFC, MAC and the Trust, severally and not jointly, represents and warrants to Buyer that:

               ORGANIZATION, GOOD STANDING AND RELATED MATTERS.


          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company has all necessary corporate power and corporate authority to execute, deliver and perform this Agreement and any related agreements to which it is a party. The Company has no Subsidiaries and does not own, directly or indirectly, an equity interest in any other Person.
Schedule 4.1 lists the jurisdiction in which the Company was organized and each jurisdiction in which the Company is required to be and qualified or licensed to do business as a foreign Person. The Company has all necessary corporate power and corporate authority to own its properties and assets and to carry on its Business as now conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by the Company or the nature of the Business conducted by the Company requires licensing or qualification. Schedule 4.1 correctly lists the current directors and executive officers of the Company. True, correct and complete copies of the respective charter documents of the Company as in effect on the date hereof have been delivered to Buyer. The Company is not a registered or reporting company under the Exchange Act.

                  CAPITALIZATION; OWNERSHIP OF STOCK.


          The authorized capital stock of the Company consists of 100,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of the Company, or to restructure or recapitalize the Company. There are no outstanding Contracts of the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company. All outstanding Equity Securities of the Company are duly authorized and validly issued, are fully paid and nonassessable and were issued in conformity with applicable Laws. There are no preemptive rights in respect of any Equity Securities of the Company.

               FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.


               AUDITED FINANCIAL STATEMENTS. Schedule 4.3(a) hereto contains true and complete copies of the audited consolidated and consolidating balance sheets for the Company for the twelve-month periods ended May 31, 1996 and 1997, and the related consolidated and consolidating statements of operations, changes in shareholder's equity and changes in financial position or cash flow for the period then ended. All such financial statements have been examined and audited by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). Such statements of operations and cash flow present fairly the results of operations and cash flows of the Company for the periods covered, and the balance sheets present fairly the financial condition of the Company as of their respective dates.

               UNAUDITED INTERIM FINANCIAL STATEMENTS. Schedule 4.3(b) hereto contains true and correct copies of the consolidated and consolidating balance sheets for the Company for the five-month period ended November 30, 1997, and the related consolidated and consolidating statements of operations and cash
flows and changes in shareholder's equity for the period then ended.   Such
interim financial statements have been prepared from the books and records of the Company consistent with past practice. The statements of operations and cash flows present fairly the results of operations and cash flows of the Company for the period covered, and the balance sheet presents fairly the financial condition of the Company as of November 30, 1997. All such interim financial statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include, but are not limited to, estimated provisions for year-end adjustments) necessary for a fair presentation. As of November 30, 1997, the Company had no material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a con sistent basis, should have been shown or reflected in the interim financial statements but was not.

               AUDITORS' LETTERS. The Company has delivered to Buyer copies of each management letter or other letter delivered to Shareholder or the Company by the Auditors in connection with the audited, reviewed and/or unaudited financial statements delivered to the Buyer or relating to any review by the Auditors of the internal controls of the Company during the two years ended May 31, 1996 and 1997, or thereafter, and has made available for inspection by Buyer all reports produced or developed by the Auditors or management in connection with their audit, examination or review of such financial statements, as well as all such reports for prior periods for which any tax liability of the Company has not been finally determined or barred by applicable statutes of limitation. Since June 1, 1997, there have been no changes in any of the significant accounting policies, practices or procedures of the Company.

               NO MATERIAL ADVERSE CHANGES. With respect to the Company, since November 30, 1997, there has not been, occurred or arisen:

                    any change in or event affecting the Company, the Business or the Stock that has had or may reasonably be expected to have a material adverse effect on the Company, the Business, or the Stock, any agreement, condition, action or omission which would be proscribed by (or require consent under) Section 6.3 had it existed, occurred or arisen after the date of this Agreement,

                    any strike or other labor dispute, or

                    any casualty, loss, damage or destruction (whether or not covered by insurance) of any material property of the Company or that has involved or may involve a loss to the Company of more than $50,000.

               NO OTHER LIABILITIES OR CONTINGENCIES. Schedule 4.3(e) lists all of the Company's liabilities. The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except liabilities that (i) are reflected or disclosed in the most recent of the financial statements referred to in subsection (a) or (b) above, or (ii) were incurred after November 30, 1997 in the ordinary course of business and in the aggregate do not exceed $50,000, or (iii) are set forth in
Schedule 4.3(e) hereto, or (iv) are liabilities under the executory portion of any written purchase order, sales order, lease, agreement or commitment of any kind by which Company is bound and which was entered into in the ordinary course of Company's Business and consistent with past practice, or (v) are liabilities incurred or contemplated to be incurred by Company pursuant to this Agreement.

                       TAX AND OTHER RETURNS AND REPORTS.


          Except as set forth on Schedule 4.4, the Company has timely filed or will file all required Tax Returns and has paid all Taxes due for all periods ending on or before the Closing Date. Adequate provision has been or, as of the Closing Date, will be made in the books and records of the Company and in the financial statements referred to in Section 4.3 above and to be delivered to Buyer, for all Taxes accrued or accruing as of the Closing Date whether or not due and payable and whether or not disputed. To the Shareholders knowledge, Schedule 4.4 lists the date or dates through which the IRS and any other Governmental Entity have examined the United States federal income tax returns and any other Tax Returns of the Company. All required Tax Returns, including amendments to date, have been prepared in good faith and are complete and accurate in all material respects. No Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of the Company. No Governmental Entity has proposed (tentatively or defini tively), asserted or assessed or threatened to propose or assert, any deficiency, assessment or claim for Taxes.

               MATERIAL CONTRACTS.


          Schedule 4.5 lists each Contract to which the Company is a party or to which the Company or any of its properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. Each Contract that (a) after November 30, 1997 obligates the Company to pay an amount of $50,000 or more, (b) has an unexpired term as of November 30, 1997 in excess of one year, (c) represents a contract upon which the Business is substantially dependent or which is otherwise material to the Business,
(d) provides for an extension of credit other than consistent with normal vendor trade credit terms, (e) limits or restricts the ability of the Company to compete or otherwise to conduct its Business in any manner or place,
(f) provides for a guaranty or indemnity by the Company, (g) grants a power of attorney, agency or similar authority to another person or entity, (h) contains a right of first refusal, (i) contains a right or obligation of any Affiliate, officer or director or any Associate, of the Company to the Company,
(j) requires the Company to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts or (k) was not made in the ordinary course of business, shall be deemed to be a Material Contract and has been identified on such Schedule 4.5. True copies of the agreements appearing on Schedule 4.5, including all amendments and supplements, have been delivered to Buyer. Each Material Contract is valid and subsisting; the Company has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and to the best of such Shareholders' knowledge, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Company, or any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance thereof will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of the Company under any of those agreements.

               REAL AND PERSONAL PROPERTY; TITLE TO PROPERTY; LEASES.


          Schedule 4.6 lists all property (whether real or personal, tangible or intangible), except for Intangible Property of the Company, material to the Business, properly identifies each of such properties as real property (or an interest in real property) or personal property and designates any leasehold interests therein. The Company has good and marketable title to, free of any and all Encumbrances, all items of real property, including fees, leaseholds and all other interests in real property, and such other assets and properties, including, but not limited to, all assets that they respectively purport to own or have the right to use, except for Encumbrances consisting of liens for Taxes not yet due or matters otherwise described in
Schedule 4.6. All material tangible properties of the Company are in a good state of maintenance and repair (except for ordinary wear and tear). All material leasehold properties held by the Company as lessee are held under valid, binding and enforceable leases. There is no pending or, to the knowledge of any Shareholder, threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by the Company.

               INTANGIBLE PROPERTY.


               The Company does not own, license or otherwise have an interest in or use in connection with the Business any Intangible Property, except for its trade names "Western States Plasma Company" and "TheraSource International" (the "Trade Names"). The Company owns or otherwise has the right to use the Trade Names, free and clear of any Encumbrance or other adverse claim. The Company does not use the Trade Names, by consent of any other Person, and is not required to and does not make any payments to others with respect thereto. The Company has not received any written notice to the effect (or is otherwise aware that) that the Trade Names or their use by the Company conflicts with any rights of any Person and the Company has not received any notice of infringement with respect to the use of the Company's Trade Names. The execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated hereby will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of, or in any way impair the right of the Company to use, sell, license or dispose of or to bring any action for the infringement of, any Intangible Property, Trade Name or the Products, or any portion thereof.

            To the knowledge of any Shareholder, the sale of the Products by Seller does not infringe any Intellectual Property Right of any other Person, and there is no pending or, to the knowledge of any Shareholder threatened Action against the Company contesting the Company's right to sell the Products.

               AUTHORIZATION; NO CONFLICTS.


          The execution, delivery and performance of this Agreement and any related agreements by the Company has been duly and validly authorized by the Board of Directors of the Company and by all other necessary corporate action on the part of the Company. This Agreement and any related agreements constitutes the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by the Company and the execution, delivery and performance of any related agreements or contemplated transactions by the Company will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or bylaws of the Company or any Contract of the Company, result in the imposition of any Encumbrance against any asset or properties of the Company, or violate any Law. Schedule 4.8 lists all Permits and Approvals required to be obtained by the Company and the Shareholders to consummate the transactions contemplated by this Agreement. Except for matters identified in Schedule 4.8 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by the Company and the performance of this Agreement and any related or contemplated transactions by the Company will not require filing or regis tration with, or the issuance of any Permit by, any other third party or Governmental Entity.

               LEGAL PROCEEDINGS.


          There is no Order or Action pending or, to the knowledge of any Shareholder, threatened against or affecting the Company, or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on the Company, the Business, on the Company's or the Shareholders' ability to perform this Agreement, or on any aspect of the transactions contemplated by this Agreement. There is no Order, Action and Labor Matter that involves a claim or potential claim of aggregate liability in excess of $20,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by the Company. There is no matter as to which the Company or any of such Shareholders has received any written notice, claim or assertion, or which to the knowledge of any of such Shareholders, otherwise has been threatened in writing or is reasonably expected to be threatened or initiated, against or affecting the Company or any director, officer, employee, agent or representative of the Company or any other Person, nor to the knowledge of any of such Shareholders is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by the Company.

               LABOR RELATIONS.


          Except as set forth on Schedule 4.10, with respect to the Company and its respective employees, independent sale representatives, consultants, agents, officer and directors, (i) to the extent required, the Company has paid and performed all material obligations with respect to their respective employees, independent sales representatives, consultants, agents, officers and directors, including without limitation all wages, salaries, commissions, bonuses, severance pay, vacation pay, accrued vacation pay, benefits and other direct compensation reimbursed to such persons; (ii) the Company is compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours; (iii) there is no pending, or to any of such Shareholders' knowledge, threatened, charge, complaint, allegation, application or other process against the Company before the National Labor Relations Board or any comparable state, local or foreign agency, governmental or administrative; (iv) there is no labor strike, dispute, slowdown or work stoppage or other job action pending, or to any of such Shareholders' knowledge, threatened against or otherwise affecting or involving the Company; and (v) no employees of the Company are covered by any collective bargaining agreements, and to the best knowledge of such Shareholders, no effort is being made by any union to organize any of the Company's employees. All costs attributable to vacation, sick leave, medical and other similar employee benefits have been properly accrued on the Company's Financial Statements.

               MINUTE BOOKS.

          The minute books of the Company accurately reflect all actions and proceedings taken to date by the shareholders, board of directors and committees of the Company, and such minute books contain true and complete copies of the charter documents of the Company and all related amendments. The stock record books of the Company reflect accurately all transactions in the capital stock of all classes.

               ACCOUNTING RECORDS; INTERNAL CONTROLS.

               ACCOUNTING RECORDS. The Company has accounting records that accurately and validly reflect its transactions.

               DATA PROCESSING; ACCESS. Such accounting records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated or backed-up, and such duplicates or back-ups are stored safely and securely pursuant to procedures and techniques utilized by company of comparable size in similar lines of business.

               INSURANCE.

          The Company is, and at all times during the past five years has been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business. Schedule 4.13 lists all insurance policies and bonds that are material to the Business and all of such insurance policies and bonds maintained by the Company are in full force and effect. To the best of each Shareholders' knowledge, the Company is not in default under any such policy or bond. To the best of each Shareholders' knowledge, the Company has timely filed claims with its insurers with respect to all matters and occurrences for which it believes it has coverage. All insurance policies maintained by the Company will remain in full force and effect, and the Company has not received written notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies. The Company has complied with and implemented all outstanding (i) requirements and recommendations of any insurance company that has issued a policy with respect to any of the properties and assets of the Company and (ii) requirements and recommendations of any Governmental Entity that the Company or any of such Shareholders has actual knowledge of with respect to any such insurance policy.

               PERMITS.

          The Company holds all Permits that are required by any Governmental Entity to permit it to conduct the Business as now conducted, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, no suspension, cancellation or termination of any of such Permits is threatened or imminent.

               COMPLIANCE WITH LAW.

               The conduct of the Company's Business has not violated, and as presently conducted does not violate, any federal, state, local or foreign laws, including, but not limited to, regulations or ordinances, or Order, or any industry standards, nor has the Company received any written notice of any such violation which remains outstanding. The Company is not subject to any Order currently in effect which could have a material adverse effect on the Company or the Business.

               The Company possesses all Licenses related to the Business, including all export licenses, FDA Master Files, or approvals and occupancy, fire, business and other permits from local officials, and is in full compliance with the terms thereof, except where the failure to hold any such license or a violation thereof would not have a material adverse effect on the Company or the Business. Schedule 4.15 sets forth a complete and accurate list of all such Licenses related to the Business.

               The Company has adhered to standard operating procedures accepted by the FDA and required by its customers (copies of which standard operating procedures have previously been delivered to the Buyer) and has properly tested and/or secured appropriate testing of all blood and plasma products necessary for the conduct of the Business. Schedule 4.15 sets forth a true, correct and complete list of all recall letters and warning letters received by or relating to the Business and, with respect to each such letter, (i) the date of recall or warning, (ii) the date each recall or warning first appeared in FDA Enforcement Reports, (iii) an accurate description of the facility involving the recall or warning, (iv) the number of units involved, (v) the distribution of each of the recalled units by state and/or country, (vi) the reason given by the FDA for each recall or warning, and (vii) any continuing obligations arising from such recall or warning.

               DIVIDENDS AND OTHER DISTRIBUTIONS.

          There has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the most recent financial statements described in Section 4.3 by the Company.

               EMPLOYEE BENEFITS.

               EMPLOYEE BENEFIT PLANS, COLLECTIVE BARGAINING AND EMPLOYEE AGREEMENTS, AND SIMILAR ARRANGEMENTS.

                    Schedule 4.17(a)(i) lists all employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements to which the Company is or ever has been a party or by which it is or ever has been bound, legally or otherwise, including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including, but not limited to, benefits relating to Company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

               The Company has delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                    There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

                    The Company is in full compliance with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. The Company has performed all of its obligations under all such plans, agreements and arrangements. There are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and all such plans, agreements and arrangements have been operated in compliance with their terms. No facts exist which could give rise to any such Actions.

                    Except as specified in Schedule 4.17(a)(v), each of the plans, agreements or arrangements can be terminated by the Company within a period of 30 days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                    All obligations of the Company under each such plan, agreement or arrangement (x) that are due prior to the Closing Date have been paid or will be paid prior to that date, and (y) that have accrued prior to the Closing Date have been or will be paid prior to the Closing Date or properly accrued on the Company's balance sheet.

                    Except as set forth on Schedule 4.17(a)(vii), no employee, consultant or agent of the Company is entitled to any severance, parachute or other form of payment or benefit from the Company or its successors or assigns arising or becoming due as a result of the consummation of the Acquisition.

               QUALIFIED PLANS. The only Plan listed in Schedule 4.17(a)(i) which is a stock bonus, pension or profit-sharing plan within the meaning of
Section 401(a) of the Code is the Western States Group, Inc. Profit Sharing Plan (the "Plan").

               TITLE IV PLANS. No plan listed in Schedule 4.17(a)(i) is a plan subject to Title IV of ERISA.

               MULTIEMPLOYER PLANS. No plan listed in Schedule 4.17(a)(i) is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). The Company has not ever contributed to or had any obligation to contribute to any multiemployer plan.

               FINES AND PENALTIES. There has been no act or omission by the Company that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Code.

               CERTAIN INTERESTS.

               No Affiliate of the Company, nor any officer or director of the Company, nor Associate of any such individual, has any material interest in any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to the Company; and the Company is not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from the Company or the successor or assign of the Company to any Person.

               The Company has not engaged in any transaction with the Shareholders or any other Affiliate of the Shareholders. The Company does not have any liabilities or obligations to the Shareholders or any other Affiliate of the Shareholders and none of the Shareholders or such Affiliates has any obligations to the Company. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from the Company or the successor or assign of the Company to the Shareholders or any Affiliate of the Shareholders, other than obligations arising under this Agreement and the related Employment Agreements referred to herein.

               BANK ACCOUNTS AND POWERS.

          Schedule 4.19 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto, and lists the names of each Person holding powers of attorney or agency authority from the Company and a summary of the terms thereof.

               NO BROKERS OR FINDERS.

          No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Shareholders, the Company or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

               ACCURACY OF INFORMATION.

          None of the information supplied or to be supplied by or on behalf of the Shareholders or the Company (a) to any Person for inclusion in any document or application filed with any Governmental Entity having jurisdiction over or in connection with the transactions contemplated by this Agreement or (b) to Buyer, its agents or representatives in connection with these transactions, this Agreement or the negotiations leading up to this Agreement, did contain, or at the respective times such information is or was delivered, will contain any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such information at any time subsequent to delivery and prior to Closing becomes untrue or misleading, in any material respect, the Company and the Shareholders will promptly notify Buyer in writing of such fact and the reason for such change.

               INVENTORIES.

          All inventories of the Company are of good merchantable quality, reasonably in balance, have been recorded in accordance with GAAP, and salable (in the case of inventory held for sale) or currently usable (in the case of other inventory) in the ordinary course of business. The value of obsolete, damaged or excess inventory and of inventory below standard quality has been written down on the most recent balance sheet delivered to Buyer pursuant to
Section 4.3(b) or, with respect to inventories purchased since such balance sheet date, on the books and records of the Company, to ascertainable market value, or adequate reserves described on such balance sheet have been provided therefor, and the value at which inventories are carried reflects the customary inventory valuation policy of the Company (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory, in accordance with GAAP consistently applied.

               RECEIVABLES AND COMMISSIONS PAYABLE.

          Except as listed on Schedule 4.23, all receivables of the Company, reflected on the balance sheets, represent sales actually made in the ordinary course of business, and are current and fully collectible net of any reserves shown on the balance sheets, referred to in Section 4.3, (which reserves were calculated on a basis consistent with GAAP and past practices). The Company has delivered to Buyer a complete and accurate aging list of all receivables of the Company. All Commissions payable to sales agents of the Company reflected on the Company's financial statements, represent commissions actually made in the ordinary course of business, and are properly recorded and current. The Company has delivered to Buyer a complete and accurate aging list of all commissions payable of the Company.

               CUSTOMERS AND SUPPLIERS.

          Schedule 4.24 lists the names of and describes all Contracts with, and the appropriate percentage of Business attributable to, the ten largest customers of the Business at the date of this Agreement, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Company with respect to which alternative sources of supply are not readily available on comparable terms and conditions. To the best knowledge of the Company and such Shareholders, except as set forth in
Schedule 4.24, there have been no adverse changes in the relationships between the Company and its suppliers to the business of the Business since November 30, 1997.

               ENVIRONMENTAL COMPLIANCE.

          Except as set forth in Schedule 4.25, (a) the Company has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in material violation of any Laws; (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business of the Company or the use of any property or facility of the Company which has created or to any of such Shareholder's knowledge might reasonably be expected to create any liability of the Company under any Laws or which would require reporting by the Company to or notification of any Governmental Entity; (c) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of the Company; and
(d) any Hazardous Substance handled or dealt with in any way in connection with the Business of the Company, during the Shareholders' ownership, has been and is being handled or dealt with in all respects in material compliance with applicable Laws.

               NO HEALTH PLANS OR GROUP HEALTH PLANS.

          The Company has never operated, and does not operate as of the Closing Date, any health plan or group health plan for the benefit of the Company's employees or for the benefit of any other party or entity.


                REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to the Shareholders that:

               ORGANIZATION AND RELATED MATTERS.

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to carry on its business as it is now being conducted. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is are party. Buyer has delivered to Shareholders true and correct copies of its Certificate of Incorporation and Bylaws, certified by its Secretary.

               AUTHORIZATION.

          The execution, delivery and performance of this Agreement and any related agreements by Buyer have been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               NO CONFLICTS.

          The execution, delivery and performance of this Agreement and any related agreements by Buyer will not violate the provisions of, or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or otherwise, under (a) the charter documents or bylaws of Buyer or
(b) any Law to which Buyer is subject, or (c) any material contract to which the Buyer is a party; provided that the appropriate regulatory approvals are received as contemplated by Section 6.5 and specified consents, if any, are secured.

               NO BROKERS OR FINDERS.


          No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

               LEGAL PROCEEDINGS.


          There is no Order or Action pending or, to the best knowledge of Buyer, threatened against Buyer that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on the Buyer, its business, or Buyer's ability to perform its obligations under this Agreement or any related agreements.

               CAPITALIZATION OF BUYER.


          Buyer has delivered to Shareholders true and correct copies of its Certificate of Incorporation and Bylaws, certified by its Secretary. From the date of such delivery there have been no amendments thereto and the same are in full force and effect. As of the Closing Date, and after giving effect to the transactions contemplated hereby, the authorized capital stock of Buyer shall consist of (a) 25,000,000 shares of Common Stock, par value $.001 per share, of which 6,741,413 shares shall be issued and outstanding, and (b) 25,000,000 shares of Preferred Stock, par value $.001 per share, of which 3,600 shares shall have been designated Series A Preferred Stock (2,000 shares of which shall be issued and outstanding), and 15,000 shares shall have been designated Series B Preferred Stock (of which 15,000 shares shall be issued and outstanding). The outstanding shares of Common Stock and Preferred Stock of the Buyer have been validly issued and are fully paid and nonassessable. The issuance and delivery of the Buyer Shares pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of Buyer. Upon issuance in accordance with the terms of this Agreement, the Buyer Shares will be validly issued, fully paid and nonassessable. Except as disclosed on
Schedule 5.6, as of the Closing Date, there will be no outstanding securities convertible into or exchangeable for any shares of capital stock of the Buyer, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, or any calls or commitments relating to the issuance of, any capital stock of the Buyer.

               ACCURACY OF INFORMATION IN EXCHANGE ACT REPORTS.


          Each periodic report filed with the SEC by Buyer pursuant to either of Section 13 or Section 15 of the Exchange Act, as of the date such report was filed and as amended, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since November 30, 1997, there has been no change in or event affecting the Buyer which has had or is reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Buyer and its subsidiaries, taken as a whole.

               INVESTMENT INTENT.


          Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Company's Stock. Buyer is acquiring the Stock for investment purposes only, for such Buyer's own account and not as a nominee or agent for any other person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

               BUSINESS RELATIONSHIP.


          Buyer is generally familiar with the business and affairs of the Company and has discussed the Company and its plans, operations and financial condition with one or more of the officers or directors of the Company.

               DISCLOSURE/LEGEND.


          Shareholders have disclosed to the Buyer that:

               the sale of the Stock has not been registered under the Securities Act, or qualified under the securities laws of any state and the Stock must be held indefinitely unless a sale or transfer of the Stock is subsequently registered under the Securities Act and qualified under applicable state securities laws or exemptions therefrom are available; and

               any certificate representing the Stock will bear the following legend restricting transfer:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE

          ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."



            COVENANTS WITH RESPECT TO CONDUCT OF THE COMPANY
                        PRIOR TO CLOSING

               ACCESS.


               The Shareholders shall cause the Company to authorize and permit, and the Company shall authorize and permit, Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to all of its properties, books, records, operating instructions and procedures, Tax Returns and all other information with respect to the Business as Buyer may from time to time request, and to make copies of such books, records and other documents and after first securing any of the Shareholders' prior consent, which may not be unreasonably withheld, to discuss the Business with such other Persons, including, without limitation, their respective directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Business, obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and conducting an evaluation of the organization and Business of the Company. Without limiting the generality of the foregoing, Buyer shall be entitled to conduct or cause to be conducted on any real property of the Company after first securing any of the Shareholders' prior consent, which may not be unreasonably withheld, such soils and geological tests and environmental inspections, audits and tests (including the taking of soils and ground water samples) and such structural and other physical inspections as Buyer shall deem necessary or useful in connection with the Acquisition.

               The Shareholders and the Company each agree to provide Buyer with notice of all meetings of the Company's board of directors and to furnish concurrently to Buyer copies of all materials distributed to members of its board of directors in connection with such meetings.

               MATERIAL ADVERSE CHANGES; REPORTS; FINANCIAL STATEMENTS.


               The Shareholders and the Company will promptly notify Buyer of any event of which any of the Shareholders or the Company obtain knowledge which has had or might reasonably be expected to have a material adverse effect on the Business or which if known as of the date hereof would have been required to be disclosed to Buyer.

               The Shareholders and the Company will furnish to Buyer (i) as soon as available, and in any event within five days after it is prepared, any report by the Company for submission to its board of directors and the working papers related thereto and other operating or financial reports (including any projections and budgets) prepared for management of the Business and the working papers related thereto, (ii) as soon as available, copies of all portions of all reports, renewals, filings, certificates, statements and other documents filed with any Governmental Entity, (iii) monthly and quarterly unaudited balance sheets, statements of operations and cash flow and changes in Shareholder's equity for the Company, and (iv) such other reports as Buyer may reasonably request relating to the Company. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be prepared in the ordinary course of business consistent with prior practices. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be accompanied by a certificate of the chief financial officer of the Company to the effect that such financial statements present fairly the financial condition and results of operations of the Company for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for a fair presentation.

               CONDUCT OF BUSINESS.


          The Shareholders and the Company agree with and for the benefit of Buyer that without the prior consent in writing of Buyer, which shall not be unreasonably withheld or delayed, after November 30, 1997 the Company shall not, and the Shareholders shall not permit the Company or cause the Company to:

               conduct the Business in any manner except in the ordinary course substantially as now conducted; or

               except as required by their terms, amend, terminate or renegotiate any Material Contract or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract or take any action that would jeopardize the continuance of its material supplier or customer relationships; or
               terminate, amend or fail to renew any existing insurance coverage; or

               terminate or fail to renew or preserve any Permits; or

               incur or agree to incur any obligation or liability (absolute or contingent) that individually calls for payment by the Company of more than $50,000 in any specific case or $100,000 in the aggregate, except in the ordinary course of business and consistent with past practice and where the liability or obligation is offset by a corresponding asset; or

            engage in any transaction exceeding $100,000 out of the usual and ordinary course of business; or

               make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of their respective Associates or Affiliates; or

               grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any increase in salary or benefits of any officer, director, employee or agent or pay any special bonus to any person, or enter into any new employment of any Person with a salary in excess of $60,000 per year, collective bargaining or severance agreement; or

               except as set forth in Section 7.6, adopt or amend in any material respect any employee pension, profit-sharing, retirement, bonus, deferred compensation, insurance, incentive compensation, severance, thrift, vacation or other plan, agreement, trust fund or arrangement for the benefit of its employees (whether or not legally binding) other than amendments of existing benefit plans effected after consultation with Buyer that are necessary to conform to legal requirements or to consummate the transactions contemplated by this Agreement; or

               sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except (i) for dispositions of property not material in amount, or (ii) in the ordinary course of business; or

               issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of the Company; or

               declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its Equity Securities; or
               change or amend its charter documents or bylaws; or

               make any capital expenditures or commitments with respect thereto, except for those that it is obligated to make under an agreement disclosed in Schedule 4.5 hereto; or

               make special or extraordinary payments to any Person; or

               make any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person; or

               dispose of or permit to lapse any rights to the use of any Intangible Property or dispose of or disclose any Intangible Property that is not a matter of public knowledge; or

               compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), or file any appeal from an asserted deficiency, except in a form previously approved by Buyer in writing, or file or amend any Tax Return, in any case before furnishing a copy to Buyer and affording Buyer an opportunity to consult with respect thereto; or

               cancel, compromise, release or discharge any claim of the Company upon or against any Person, or waive any right of the Company to institute, settle or agree to settle any Action or proceeding before any court or governmental body, other than in the usual and ordinary course of business; or

               make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or procedure; or

               take, or permit the Company to take, or cause or suffer to be taken, any action that would cause any of the representations or warranties of the Shareholders or the Company in this Agreement to be untrue, incorrect, incomplete or misleading; or

               solicit or encourage, or authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative of the Company or any of the Shareholders or any Affiliate of any of them, to solicit or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal that may reasonably be expected to lead to any proposal of partial or total acquisition of the Company or its assets (collectively "Inquiry or Proposal") (if any of the Shareholders, the Company or any officer, director or employee of the Company, or investment banker, attorney, accountant or other representative of the Company or any of the Shareholders or any Affiliate of any of them, receives an Inquiry or

     Proposal, then the Shareholders and/or the Company shall promptly notify Buyer by telephone and telecopy of such fact and shall transmit to Buyer a copy of any such written Inquiry or Proposal); or

               commence any proceeding to merge, consolidate or liquidate or dissolve or obligate the Company to do so; or

               agree to or make any commitment to take any actions prohibited by this Section 6.3; or

            purchase inventory in excess or a 30-day supply, or return or other post-sale support rights of customers, or enter into an agreement to do any of the foregoing.

               NOTIFICATION OF CERTAIN MATTERS.


          The Shareholders and the Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Shareholders, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer, the Shareholders or the Company, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

               PERMITS AND APPROVALS.


               The Shareholders and the Company each agree to cooperate with Buyer's efforts to obtain, all registrations, filings and applications, re quests and notices preliminary to all Approvals and Permits that may be necessary, or which may be reasonably requested by Buyer, to consummate the transactions contemplated by this Agreement.

               To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement, the Shareholders and the Company each agree to use their best efforts to obtain such Approval prior to the Closing Date. In the event that any such Approval is not obtained prior to the Closing Date (but without limitation on Buyer's rights under Section 8.2), the Shareholders shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Contract.

               PRESERVATION OF BUSINESS PRIOR TO CLOSING DATE.


          During the period beginning on the date hereof and ending on the Closing Date, (a) the Shareholders and the Company will each use its best efforts to preserve the Business and to preserve the goodwill of customers, suppliers and others having business relations with the Company and (b) the Shareholders, the Company and Buyer will consult with each other concerning, and the Shareholders and the Company each will cooperate to keep available to Buyer, the services of the officers and employees of the Company that Buyer may wish to have the Company retain. Nothing in this Section shall obligate (i) MAC to remain in the employ of the Company after the Closing Date, or (ii) Buyer or the Company to retain or offer employment to any officer or employee of the Company after the Closing.

               ELIMINATION OF INTERCOMPANY AND AFFILIATE LIABILITIES.


          Prior to the Closing Date, the Shareholders shall purchase, cause to be repaid or (with respect to guarantees) assume liability for (a) any and all loans or other extensions of credit made or guaranteed by the Company to or for the benefit of any director, officer, or employee of the Company, or any of its Associates and (b) any and all loans, guarantees or other extensions of credit of any amount made to or for the benefit of any of the Shareholders or any Affiliate of any of the Shareholders. At the Closing Date, neither Buyer nor the Company shall have any continuing commitment, obligation or liability of any kind with respect to the persons referred to in subsections (a) and (b) above.

               TERMINATION OF GROSSMONT BANK LOAN.


          Prior to the Closing, the Shareholders shall terminate the loan agreement between Grossmont Bank and the Company and shall cause Grossmont Bank to release any and all liens and other claims in favor of Grossmont Bank against the Company and the Company's assets.

                                   ADDITIONAL CONTINUING COVENANTS

               NON-COMPETITION.


               RESTRICTIONS ON COMPETITIVE ACTIVITIES. The Shareholders agree that after the Closing, Buyer and the Company shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. The Shareholders also acknowledge that any of the Shareholders' management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Company. Accordingly, each of MFC, MAC and MFCII agrees that during the term that he or she is employed by the Company, he or she will not, directly or indirectly, own, invest in or serve as a consultant, employee or other paid assistant or in any like role or capacity with, or otherwise materially participate in the management of, any other competing or potentially competing company with like operations, business strategies, or objectives and doing business in any county, state or country in which the Company now or hereafter does business. In addition, for a period (the "Non-Competition Period") ending on the earlier of (i) three years after the date hereof or (ii) two years after such Shareholder is no longer employed by the Company, such Shareholder may work within the industry but shall not own, invest in or serve as a consultant, employee or similar position with, or otherwise materially participate in the management of, any business, company or enterprise in any manner which has or could reasonably be expected to have an adverse effect upon the business operations or prospects of the Company. The Shareholders agree that the restrictions contained in this Section 7.1 are a material inducement to Buyer to enter this Agreement but that no other separate compensation or consideration is being paid with respect to the provisions contained in this
Section 7.1.

               EXCEPTIONS. Nothing contained herein shall limit the right of the Shareholders as investors to hold and make investments in securities of any Person that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the Shareholders' equity interest therein does not exceed 5% of the outstanding shares or interests in such Person.

               RESTRICTIONS ON SOLICITING EMPLOYEES. In addition, to protect Buyer against any efforts by the Shareholders to cause employees of the Company to terminate their employment, the Shareholders agree that until the end of the Non-Competition Period, the Shareholders will not directly or indirectly
(i) induce any employee of the Company with a then current compensation of more than $20,000 annually to leave the Company or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

               SPECIAL REMEDIES AND ENFORCEMENT. The Shareholders recognize and agree that a breach by the Shareholders of any of the covenants set forth in this Section 7.1 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against breaching Shareholders, in addition to any other rights and remedies which are available to Buyer. If this Section 7.1 is more restrictive than permitted by the Laws of the jurisdiction in which Buyer seeks enforcement hereof, this Section 7.1 shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the Parties intend that the covenants contained in the preceding portions of this Section 7.1 shall be construed as a series of separate covenants, one for each county, state and city or other location specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 7.1, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

               NONDISCLOSURE OF CONFIDENTIAL INFORMATION.


          Neither the Shareholders nor any of the Shareholders' representatives shall, at any time, make use of, divulge or otherwise disclose (other than to Buyer), directly or indirectly, any Confidential Information concerning the business or policies of the Company that the Shareholders or any representative of the Shareholders may have learned as a shareholder, employee, officer or director of the Company.

               TAX COOPERATION.


          After the Closing, the Shareholders shall, and shall cause their respective Affiliates to, cooperate fully with Buyer and the Company in the preparation of all Tax Returns and shall provide, or cause to be provided at the Shareholders' sole cost and expense, to Buyer and the Company any records and other information requested by such parties in connection therewith as well as access to, and the cooperation of, the accountants of the Shareholders. The Shareholders shall, and shall cause the Shareholders' Affiliates to, cooperate fully with Buyer and the Company in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this
Section 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other Schedule relating to Taxes shall be subject to Section 12.9.

               RELEASE.


               Effective as of the Closing, each Shareholder agrees not to sue and fully releases and discharges the Company, including, without limitation, its directors, officers, employees, shareholders, representatives, agents, assigns and successors, past and present (collectively "Releasees"), with respect to and from any and all claims, issuances of the Company's stock, notes or other securities, any demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden, all of which such Shareholder now owns or holds or has at any time owned or held against Releasees; provided, however, that nothing in this Section 7.4(a) will constitute a waiver of any claims such Shareholder may have against the Company pursuant to the terms of this Agreement, or claims for indemnification against third party claims as permitted by the Company's Articles of Incorporation and the California Corporate Code.

               It is the intention of the Shareholders that such release be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention the Shareholders hereby expressly waive, effective as of the Closing, any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and expressly consent that this release shall be given full force and effect according to each and all of its express terms and provisions, including as well, those related to unknown and unsuspected claims, demands and causes of action, if any, as those relating to any other claims, demands and causes of action hereinabove specified, but only to the extent such section is applicable to releases such as this.  Section 1542 provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               Nothing in this Section 7.4 shall in any way affect any rights that the Shareholders may have against Buyer under this Agreement, including, without limitation, any right of indemnification pursuant to Article X hereof.

               UNCOLLECTIBLE RECEIVABLES.


          Buyer may assign to the Shareholders any and all receivables that the Buyer reasonably determines are uncollectible after the Closing Date (the "Uncollectible Receivables"). In exchange for the assignment of Uncollectible Receivables to the Shareholders, the Shareholders shall pay to Buyer (on a pro rata basis) the total face amount of the Uncollectible Receivable. All Uncollectible Receivables are not subject to the indemnification limitations set forth in Section 10.5. and shall be handled solely through the mechanisms set forth in this Section 7.5 or through the right of offset in Section 2.5.

               PROFIT SHARING PLAN.

          Following the Closing, the Shareholders, the Company and the Buyer shall take such steps as are necessary to terminate the Plan consistent with applicable law. The Shareholders hereby assume all liabilities and obligations the Company, the Buyer and any of their employees, officers, directors or agents have or may have relating to the Plan, and the Shareholders, severally and not jointly, shall indemnify and hold harmless the Company, the Buyer and any of their employees, officers, directors or agents against any and all costs, liabilities and expenses relating to the Plan and its termination, including but not limited to attorneys' fees and costs in defending against any such costs, liabilities or expenses.



                         CONDITIONS OF PURCHASE

               GENERAL CONDITIONS.

          The obligations of the Parties to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Parties:

               NO ORDERS; LEGAL PROCEEDINGS. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or have been threatened and remain so by any Governmental Entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or (with respect to obligations of Buyer only) which would not permit the Business as presently conducted to continue unimpaired following the Closing Date. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

               EMPLOYMENT OF MFC. MFC and the Company shall have entered into an employment agreement substantially in the form, attached hereto as Exhibit B.

               EMPLOYMENT OF MFCII. MFCII and the Company shall have entered into an employment agreement substantially in the form of Exhibit C attached hereto.

               CONDITIONS TO OBLIGATIONS OF BUYER.

          The obligations of Buyer to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Buyer:

               REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE SHAREHOLDERS AND THE COMPANY. The representations and warranties of each of the Shareholders and the Company herein contained shall be true at the Closing Date with the same effect as though made at such time; each of the Shareholders and the Company shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and each of the Shareholders and the Company shall have delivered to Buyer certificates in form and substance satisfactory to Buyer, dated the Closing Date, to such effect. The Company's certificate shall be signed by its chief executive officer and chief financial officer.

               NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in or affecting the Business subsequent to November 30, 1997.

               OPINION OF COUNSEL. Buyer shall receive at the Closing from Luce, Forward, Hamilton & Scripps LLP, counsel to the Shareholders, an opinion dated the Closing Date, in form and substance as set forth in Exhibit D.

               APPROVALS AND PERMITS. Each of the Shareholders and the Company shall have obtained and provided to Buyer all required Approvals and Permits listed on Schedule 4.8 and referred to in Section 6.5, each in form and substance reasonably satisfactory to Buyer.

               NO REGULATORY CHANGES. No action shall have been taken by any Governmental Entity, and no Law shall have been proposed or enacted, which would (or, in the case of a proposed Law, if enacted would) materially and adversely affect the financial condition, operations or prospects of Buyer, the Business or the Company, or the regulatory compliance status of the Company or Buyer.

               GROSSMONT BANK LOAN AGREEMENT TERMINATION. Proof, reasonably acceptable to Buyer, that prior to the Closing, any indebtedness to Grossmont Bank under that certain Loan Agreement dated as of October 29, 1997, has been repaid, the line of credit terminated and all liens relating thereto released.

               CERTAIN RECEIVABLE. Proof, reasonably acceptable to Buyer that, prior to Closing, all rights related to the receivables referred to in
Section 10.1, have been assigned to the Shareholders and that the Shareholders have assumed all liabilities related to the underlying, including without limitation, transaction claims or counterclaims now or hereafter asserted by any of the invoice parties.

               CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE COMPANY.


          The obligations of each of the Shareholders and the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Shareholders:

               REPRESENTATIONS AND WARRANTIES AND COVENANTS OF BUYER. The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date, and Buyer shall have delivered to the Shareholders a certificate in form and substance satisfactory to the Shareholders, dated the Closing Date to such effect.

               DELIVERY OF BUYER SHARES. Buyer shall have delivered certificates representing the Buyer Shares.

               AUTHORIZATION DOCUMENTS. The Shareholders shall have received a copy of the resolutions of the Board of Directors of Buyer approving the Acquisition.

               NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in or affecting the Buyer's business subsequent to November 30, 1997.

               NO REGULATORY CHANGES. No action shall have been taken by any Governmental Entity, and no Law shall have been proposed or enacted, which would (or, in the case of a proposed Law, if enacted would) materially and adversely affect the financial condition, operations or prospects of Shareholders, the Business or the Company, or the regulatory compliance status of the Company or Buyer.

               OPINION OF COUNSEL. Shareholders shall receive at the Closing from O'Melveny & Myers LLP, counsel to Buyers, an opinion dated the Closing Date, in form and substance as set forth in Exhibit E.

                   TERMINATION OF OBLIGATIONS; SURVIVAL

               TERMINATION OF AGREEMENT.

          Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on February 15, 1998, unless extended by mutual consent in writing of Buyer, the Company and the Shareholders, and otherwise may be terminated at any time before the Closing as follows and in no other manner:

               MUTUAL CONSENT. By mutual consent in writing of Buyer, the Company and the Shareholders.

               CERTAIN CONDITIONS NOT MET BY EARLIER DATE. By Buyer by written notice to the Shareholders and the Company if any conditions set forth in Section 8.2 shall not have been met by February 15, 1998.

               INACCURATE INFORMATION. By Buyer or by Shareholders if any material information (whether or not in writing) delivered by or on behalf of the Buyer, Shareholders or the Company to Buyer or Shareholders is inaccurate or incomplete in any material respect.

               MATERIAL BREACH. By Buyer or the Shareholders and the Company if there has been a material misrepresentation or other material breach by the other party (in the case of Buyer, by the Shareholders or the Company and in the case of the Shareholders or the Company, by Buyer) in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have ten business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

               FORCE MAJEURE. By Buyer or by Shareholders if any of the following conditions exist or shall have occurred and, at the time Buyer or Shareholders give notice to any Party of Buyer's or Shareholders' intent to invoke this provision, shall be continuing: (i) any general suspension of trading in, or limitation on prices for, securities on the Nasdaq National Market, (ii) a declaration of a banking moratorium by federal or state authorities or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States which commenced after the date hereof, (iv) any material limitation (whether or not mandatory) imposed by any federal or state authority on the extension of credit by lending institutions in the United States, or (v) any other occurrence or circumstance beyond the control of Buyer (including, but not limited to, sudden actions of the elements, actions by any Governmental Entity, epidemic, riot, unavailability of resources due to national defense priorities, delays resulting from the failure of a third party to perform any related matter which such third party is required to perform, strikes, walkouts, major accidents, flood, drought, earthquake, storm, fire, pestilence, lightning, volcanic eruption, or other natural catastrophe or civil disturbance) that renders more burdensome the obligations, or less valuable the rights, of Buyer or Shareholders hereunder.

               EFFECT OF TERMINATION.

          In the event that this Agreement shall be terminated pursuant to
Section 9.1, all further obligations of the Parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the Parties contained in Article X and Section 12.9 and Section 12.12 shall survive any such termination. A termination under
Section 9.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES.


          The representations and warranties contained in or made pursuant to this Agreement shall survive until the second anniversary of the Closing, except for the representations and warranties made concerning Taxes in
Section 4.4, which shall survive until the applicable statute of limitations bars recovery by the Buyer or any successor to Buyer, and except for the representations contained in Section 3.2 with respect to title to the Stock, which shall survive indefinitely.

                                INDEMNIFICATION

               INDEMNIFICATION OF BUYER.


          Each of MFC, MAC and the Trust, severally and not jointly, covenants and agrees, and in the event the transaction contemplated by this Agreement is not consummated, the Company covenants and agrees, to indemnify and hold harmless Buyer, and its directors, officers, employees, affiliates, agents, representatives and assigns, and the Company (in the event the transaction contemplated by this Agreement is consummated and only to the extent applicable), and its respective directors, officers, employees, affiliates, agents, representatives and assigns, from and against any and all Losses of Buyer or the Company, directly or indirectly, as a result of, or based upon or arising from:

               any inaccuracy in or breach or nonperformance of any of the representations, or warranties, made by such Shareholder or the Company in or pursuant to this Agreement;

               the failure of such Shareholder or the Company to perform or observe fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement;

               any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company or its Business or operations on or before the Closing Date, including, but not limited to, those arising out of or relating to the employment relationship existing before Closing between the Company and its Affiliates and any and all current or former employees of any of them;

               any failure to have obtained all Permits and Approvals required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (but only to the extent such Losses are caused by the action or inaction of the Shareholders);

               any and all Loss related to a "Products Liability," claim or claims relating to the quality of Products produced or sold by the Company prior to the Closing Date (a "Products Loss"). With respect to any Products Loss, (i) the Shareholders shall defend such claim and select counsel reasonably acceptable to Buyer for such defense and as such counsel submits its legal fees to the Shareholders, the Shareholders have the right to be indemnified by Buyer from those reasonable legal fees and settlement expenses up to $100,000, and (ii) Product Loss of any nature in excess of $100,000 shall be indemnified by the Shareholders to the Buyer and the Shareholders must hold the Buyer harmless from any and all further Product Loss, however, the Shareholders' indemnification responsibility shall be limited to and shall not exceed the Purchase Price; or
               any and all Loss related to the dispute with a distributor as described in that certain letter dated February 11, 1998 from Luce Forward Hamilton & Scripps LLP to O'Melveny & Myers LLP; or

               any of the specific indemnification matters referenced on
Schedule 10.1.

Provided, however, with respect to any claim for indemnification under this Agreement the liability of each Shareholder shall be several in proportion to his, her or its respective ownership percentage, as set forth on Exhibit A hereto (except that, for purposes of this provision, the ownership percentage of MFCII shall be attributed equally to MFC and MAC). Each Shareholder agrees to reimburse Buyer, the Company, or any other Indemnified Party, as the case may be, promptly upon demand for any unreimbursed payment made or Loss suffered by Buyer, the Company, or any other indemnified party, as the case may be, at any time after the Closing Date in respect of any damage, loss, cost, expense, deficiency, liability, judgment, claim, action or demand to which the foregoing indemnity relates.

               INDEMNIFICATION OF THE SHAREHOLDERS.


          Buyer agrees to indemnify and hold harmless the Shareholders from and against any and all Losses of the Shareholders, directly or indirectly, as a result of, or based upon or arising from:

               any inaccuracy in or breach or nonperformance of any of the representations or warranties, made by Buyer in or pursuant to this Agreement;

               the failure of Buyer to perform or observe fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement; or

               any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company of its Business or operations after the Closing Date, provided that such Loss is not a result of or based upon or does not arise in connection with any neglect, disregard or intentional misconduct on the part of the Shareholders.

Buyer agrees to reimburse the Shareholders promptly upon demand for any unreimbursed payment made or loss suffered by the Shareholders at any time after the Closing Date in respect of any damage, loss, cost, expense, deficiency, liability, judgment, claim, action or demand to which the foregoing indemnity relates.

               CERTAIN TAX MATTERS.


               INDEMNIFICATION OF BUYER. Each of MFC, MAC and the Trust, severally and not jointly, covenant and agree to indemnify, defend and hold harmless Buyer and the Company against the following tax matters (the "Tax Matters"): (i) any Tax payable by or on behalf of the Shareholders or any of the Shareholders' Affiliates, or the Company, for any taxable period ending on or prior to the Closing Date, (ii) any deficiencies in any Tax payable by or on behalf of the Shareholders or any of the Shareholders' Affiliates, or the Company arising from any audit by any taxing agency or authority with respect to any period ending on or prior to the Closing Date, (iii) Taxes of any member of a consolidated or combined tax group of which the Shareholders or any of the Shareholders' Affiliates is, or was at any time, a member, for which the Company is jointly or severally liable as a result of its inclusion in such group, (iv) any Tax liabilities arising out of the transfer of the Stock, and (v) subject to Section 12.20, any Taxes due from the Company for the Tax period ending as of the Closing Date (net of any applicable cash reserves for such Taxes on deposit and reflected on the balance sheet of the Company as of the Closing Date), calculated on the basis of the Company's operating results through the Closing Date and as if the period ended on the Closing Date.

               AUDIT MATTERS. The Shareholders shall have the responsibility for, at the Shareholders' expense, the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing Date and to participate in the disposition of the audit of any Tax Return relating to the periods ending after the Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder. Buyer shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any Governmental Entity relating to periods on or prior to the Closing Date and consent to, which consent shall be made in good faith and shall not be unreasonably withheld or delayed, the disposition of any audit adjustment with respect to such periods if such disposition will or might be expected to result in, directly or indirectly, an increase in Taxes of Buyer or the Company for any period beginning at or after the Closing.


               PROCEDURE.


               NOTICE. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder (the "Indemnifying Party").

               DEFENSE. In the event any person or entity not a party to this Agreement shall make a demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in liability to an Indemnified Party in respect of matters embraced by the indemnity under this Agreement, or in the event that a potential loss, damage or expense comes to the attention of any party in respect of matters embraced by the indemnity under this Agreement, then the Party receiving notice or aware of such event shall promptly notify the other Party or Parties of the demand, claim or lawsuit (the "Notice"). Except as provided in the next sentence, within ten (10) days after Notice by the Indemnified Party to an Indemnifying Party of such demand, claim or lawsuit, the Indemnifying Party shall have the option, at its sole cost and expense, to retain counsel for the Indemnified Party, to defend any such demand, claim or lawsuit, provided that counsel who will conduct the defense of such demand, claim or lawsuit will be approved by the Indemnified Party whose approval will not unreasonably be withheld or delayed. The Indemnified Party shall have the right, at its own expense, to participate in the defense of any suit, action or proceeding brought against it with respect to which indemnification may be sought hereunder; provided, however, if (a) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(b) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party, or (c) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time; then, the Indemnified Party shall have the right to retain its own counsel at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. No Indemnifying Party, in the defense of any such demand, claim or lawsuit, will consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party. If any Indemnified Party has been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to and which have not been asserted by the Indemnifying Party, the Indemnifying Party will not have, at the election of the Indemnified Party, the right to continue the defense of such demand, claim or lawsuit on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party on a current basis for the reasonable fees and expenses of any counsel retained by the Indemnified Party to undertake the defense. In the event that the Indemnifying Party shall fail to respond within ten (10) days after receipt of the Notice, the Indemnified Party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. Except as explicitly provided in this Section 10.4(b), failure to provide Notice shall not limit the rights of such party to indemnification.

               CERTAIN LIMITATIONS. Notwithstanding Sections 10.1(e) and 10.4(b), in the event that any demand, claim or lawsuit for which indemnification is payable hereunder relates with respect to the Shareholders or the Company to a criminal investigation, quasi criminal investigation, governmental or regulatory claim, civil claim involving allegations of criminal conduct or a matter in which the licensure of Buyer or the Company or the ability to continue business operations is threatened by imminent action to revoke such licensure or enjoin such business operations, Buyer shall have the sole right to retain counsel to represent it or the Company in such matter and the Shareholders shall pay the fees and expenses of such counsel on a current basis, and Buyer shall have the right to conduct and control the defense, compromise or settlement of any such Indemnifiable Claim if Buyer chooses to do so, on behalf of and for the account and risk of the Shareholders who shall be bound by the result so obtained, provided however, in effecting any settlement the Buyer will use commercially reasonable efforts to mitigate the Shareholders' liability.

               TAX ADJUSTMENTS. Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

                    If an Indemnified Party is liable for any additional Taxes as a result of the payment of amounts in respect of an Indemnifiable Claim, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within 10 days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss; and

                    The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the net reduction in any year in the liability for Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a Loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit shall be realized. For purposes of this clause 10.4(d)(ii), the Net Tax Benefit shall be deemed to be actually realized on the date on which such Net Tax Benefit is used to compute an obligation to pay in stallments of estimated tax or, if earlier, reported earnings; PROVIDED, HOWEVER, that if the amount of any Net Tax Benefit is subsequently affected by reason of any event or events, including, without limitation, any payment of Taxes by such Indemnified Party with respect to the loss of such Net Tax Benefit upon audit or litigation, appropriate adjustments and payments to take into account the increase or decrease in such Net Tax Benefit shall be made between the Indemnified Party and the Indemnifying Party within 15 days after such event or events. Any expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit.

               INSURANCE MATTERS. Nothing in this Section 10.4 shall be deemed to obligate any person to maintain any insurance or to pursue any claim against any insurer or third party.

               WAIVER OF SUBROGATION AND OTHER RIGHTS. Any Indemnifying Party shall not be required to proceed against any particular Indemnifying Party for indemnification or otherwise in respect of any losses before enforcing their rights hereunder against any other Indemnifying Party, and the Buyer and the Shareholders expressly waive all rights the Buyer and the Shareholders may respectively have, now or in the future, under any statute, at common law, or at law or in equity, or otherwise, to compel an Indemnifying Party to proceed against any other Indemnifying Party in respect of any losses before proceeding against, or as a condition to proceeding against, any other Indemnifying Party.


               LIMITATIONS.


               With the exception of claims asserted by Buyer with respect to
(i) delivery of good title of the Stock (Section 3.2), (ii) Taxes (Section 4.4) or (iii) the receivables assigned to the Shareholders prior to Closing, the Shareholders shall not be liable to Buyer under Sections 10.1 unless Buyer shall have asserted a claim thereunder by giving written notice to Shareholders of the basis of its claim not later than two years following the Closing Date.

               With the exception of claims asserted by Buyer with respect to
(i) delivery of good title of the Stock (Section 3.2), (ii) Taxes (Sections
4.4 and 10.3) (iii) Products Liability (Section 10.1(e)) and (iv) the receivables assigned to the Shareholders prior to Closing, the Shareholders shall not be liable to Buyer under Section 10.1 until the aggregate amount of Damages suffered by Buyer shall exceed $100,000 (the "Minimum Loss") in the aggregate by Buyer or the Company, at which time Shareholders shall be liable for the total aggregate Damages (not just the amount in excess of $100,000).

               Shareholders' indemnification obligations shall not apply to any Losses which in an individual case is less than $1,000 (a "de minimis Loss") and no such de minimis Loss shall be counted towards the Minimum Loss.

               MAXIMUM SHAREHOLDERS' AND BUYER'S LIABILITY.


          Notwithstanding any other provision of this Agreement, Shareholders shall have no indemnification obligations or liability to Buyer under this
Article X in excess of the Purchase Price (the "Maximum Shareholders' Liability"); likewise, notwithstanding any other provision of this Agreement, Buyer shall have no indemnification obligation or liability to Shareholders under this Article X in excess of the Purchase Price ("Maximum Buyer Liability").

               SURVIVAL.


          This Article X shall survive any termination of this Agreement other than by mutual agreement. This indemnification further shall survive the Closing and shall remain in effect indefinitely. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article X notwithstanding any applicable statute of limitations (which the Parties hereby waive) until such matter is finally terminated or otherwise resolved by the Parties or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

               NOTICE.


          The Shareholders and Buyer agree to notify Buyer or Shareholders respectively of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article X promptly upon discovery or receipt of notice thereof (other than from each other), whether before or after Closing.


                                   ARBITRATION

               ARBITRATION.


          Except as otherwise provided in this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Orange County, State of California.

               JUDICIAL ARBITRATION AND MEDIATION SERVICES, THE COMPANY.


          The arbitration shall be administered by Judicial Arbitration and Mediation Services ("JAMS") in its Orange County office.

               ARBITRATION PANEL.


          The arbitration shall be conducted before a panel of three arbitrators selected as follows: each party hereto shall appoint one arbitrator from the JAMS panel of retired judges, after which, and within ten days of the appointment of such arbitrators, these two arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges. If within ten days the two arbitrators appointed by the parties hereto cannot agree upon a third arbitrator, such third arbitrator shall be appointed by JAMS in accordance with its rules.

               PROVISIONAL REMEDIES.


          Each of the Parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.

               ENFORCEMENT OF JUDGMENT.


          Judgment upon the award rendered by the arbitration panel may be entered in any court having jurisdiction thereof.

               DISCOVERY.


          The Parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law, including California Code of Civil Procedure Section 1283.05. All discovery disputes shall be resolved by the arbitration panel.

               CONSOLIDATION.


          Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitration panel determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitration panels. Any disputes over which the arbitration panel shall hear any consolidated matter shall be resolved by JAMS.

               POWER AND AUTHORITY OF ARBITRATOR.


          The arbitration panel shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law.

               LAW TO BE APPLIED.


          All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this agreement to arbitrate which may be resolved by state law shall be resolved according to the law of the State of California. Any action brought to enforce the provisions of this Section shall be brought in a court of competent jurisdiction in Orange County.

               COSTS.


          The costs of the arbitration, including any JAMS administration fee, and arbitrator's fee, and costs of the use of facilities during the hearings, shall be borne equally by the Parties. Costs and attorneys' fees shall be awarded to the prevailing party as contemplated by Section 12.14 hereof.

                                   GENERAL

               AMENDMENTS; WAIVERS.


          This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

               SCHEDULES; EXHIBITS; INTEGRATION.


          Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith, including, but not limited to, any letter or letters of intent between Buyer, the Company and the Shareholders.

               BEST EFFORTS; FURTHER ASSURANCES.


               STANDARD. Each party will use its best efforts to cause all conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The Parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

               LIMITATION. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

               GOVERNING LAW.


               This Agreement, the legal relations between the Parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including, but not limited to, the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorporation of the respective Parties.

               Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Agreement or any related document or obligation.

               NO ASSIGNMENT.


          Neither this Agreement nor any rights or obligations under it are assignable, however, this Agreement and all rights and obligations under it are binding with respect to all successors of the Buyer.

               HEADINGS.


          The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

               COUNTERPARTS.


          This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different Parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party. Fax signatures shall constitute original signatures for all purposes of this Agreement.

               PUBLICITY AND REPORTS.


          The Shareholders and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the Shareholders and Buyer except to the extent that a particular action is required by applicable law.

               CONFIDENTIALITY.


          All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any Persons other than as contemplated by this Agreement, except to the extent that such information (a) was known by the recipient when received, (b) it is or hereafter becomes lawfully obtainable from other sources, (c) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the Parties, (d) as may otherwise be required by law or (e) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party), unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

               PARTIES IN INTEREST.


          This Agreement shall be binding upon and inure to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

               NOTICES.


          Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism provided that any notice so given is also mailed as provided in clause (c) or (c) mailed by certified or registered mail, postage prepaid), receipt requested as follows:

          IF TO BUYER, ADDRESSED TO:

          SeraCare, Inc.
          1925 Century Park East, Suite 1970
          Los Angeles, California 90067
          Facsimile:  (310) 772-7770
          Attn:  Mr. Barry Plost

          WITH A COPY TO:

          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California 92660-6429
          Facsimile:  (714) 669-6994
          Attn:  David A. Krinsky, Esq.

          IF TO THE SHAREHOLDERS, ADDRESSED TO:

          Michael F. Crowley and Mary A. Crowley as trustees of the Trust 3887 Alta Vista Drive
          Fallbrook, CA 92028
          Facsimile:  (760) 723-4487


          Michael F. Crowley
          3887 Alta Vista Drive
          Fallbrook, CA 92028
          Facsimile:  (760) 723-4487


          Mary A. Crowley
          3887 Alta Vista Drive
          Fallbrook, CA 92028
          Facsimile:  (760) 723-4487


          Michael F. Crowley II
          1211 Pomani Court
          Oceanside, CA 92056


          WITH A COPY TO:

          Luce, Forward, Hamilton & Scripps LLP
          600 West Broadway, Suite 2600
          San Diego, California 92101
          Facsimile: (619) 232-8311
          Attention:  James A. Mercer III, Esq.
                      Robert G. Copeland, Esq.

     IF TO THE COMPANY, ADDRESSED TO:

     The Western States Group, Inc.
     3887 Alta Vista Drive
     Fallbrook, California  92028
     Facsimile: (760) 723-4487
     Attn:  President

     WITH A COPY TO:

     Luce, Forward, Hamilton & Scripps LLP
     600 West Broadway
     Suite 2600
     San Diego, California 92101
     Facsimile: (619) 232-8311
     Attention: James A. Mercer III, Esq.
                Robert G. Copeland, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 12.11 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     EXPENSES.

     The Shareholders and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

     REMEDIES; WAIVER.

     Except to the extent this Section 12.13 is inconsistent with any other provision in this Agreement or applicable law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     ATTORNEY'S FEES.

     In the event of any Action by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The Parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

     KNOWLEDGE CONVENTION.

     Whenever any statement herein or in any schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made "to its knowledge" or "to its best knowledge" or words of similar intent or effect of any party or its representative, such person shall be deemed to have knowledge of a fact or matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

     REPRESENTATION BY COUNSEL; INTERPRETATION.

     The Shareholders, the Company and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer, the Shareholders and the Company.

     SPECIFIC PERFORMANCE.

     The Shareholders, the Company and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     SEVERABILITY.

     If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the Parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

     CONSTRUCTION.

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

     ACCOUNTING AND ECONOMIC EFFECTIVE DATE.

     The effective date of this Agreement for accounting purposes is January 1, 1998. Buyer will pay all Taxes attributable to the results of operations commencing as of January 1, 1998.

     ASSIGNMENT OF RECEIVABLE.

     Prior to the Closing Date, the Shareholders shall accept assignment and assume any and all receivables related to the receivables identified on
Schedule 10.1 and Shareholders shall assume any liabilities related to the transaction and any liabilities related to any of the invoice parties for those receivables identified on Schedule 10.1. The Shareholders shall retain all legal claims and counterclaims with respect to the those receivables identified on Schedule 10.1 The receivables identified on Schedule 10.1 shall not be included in the Net Asset Amount set forth in Section 2.3(b).

                          PIGGY-BACK REGISTRATION RIGHTS

     REGISTRATION NOTICE.

     If, at any time within five (5) years from the period beginning six months following the Closing of the Acquisition, the Buyer proposes to register any of its securities under the Securities Act (including for this purpose a registration effected by the Buyer for other shareholders to the extent so permitted by such other shareholders) in connection with the public offering of such securities (other than a registration form relating to: (i) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (ii) a registration of securities proposed to be issued in exchange for securities or assets or in connection with a merger or consolidation; or (iii) a registration of securities proposed to be issued in exchange for or upon exercise or conversion of other securities of the Buyer), then the Buyer shall, each such time, promptly give the Shareholders and each other holder of registration rights (the Shareholders and such holders individually being referred to herein as a "Holder") written notice of such registration together with a list of the jurisdictions in which the Buyer intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of any Holder given within 30 days after receipt of such written notice from the Buyer, the Buyer shall, subject to the provisions of Section 13.2 (in the case of an underwritten offering), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The terms "register," "registered," and "registration" refer to a registration under the Securities Act effected by preparing and filing a registration statement (the "Registration Statement") or similar document in compliance with the Securities Act or an amendment thereto, and the declaration or ordering by the Securities and Exchange Commission ("SEC") of effectiveness of such registration statement, document or amendment thereto. "Registerable Securities" shall mean (i) the Buyer Shares owned by Holders,
(ii) any common stock of Buyer issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Buyer Shares, and (iii) any other securities of the Buyer with respect to which any Holder has been granted registration rights, excluding in all cases, however, any shares of common stock of Buyer which may be freely sold without registration under the Securities Act or without regard to any restrictions set forth in Rule 144 under the Securities Act.

          UNDERWRITING REQUIREMENTS.

     (a) The right of any Holder to "piggyback" in an underwritten public offering of the Buyer's securities pursuant to Section 13.1 shall be con ditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Buyer and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Buyer, which form will include customary indemnification obligations of the Holders. Notwithstanding any other provision of Section 13.1 and this Section 13.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting. Holders acknowledge and agree that the inclusion of the shares will be subject to cutback on a pro rata basis with other stockholders of Buyer if the underwriters deem it necessary or advisable. The persons that are permitted to sell common stock of Buyer following such limitation shall be permitted to sell their common stock of Buyer in proportion, as nearly as practicable, to the total number of shares held by such persons at the time of the filing of the registration statement and requested to be included in the registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Buyer and the underwriter.
Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Each Holder shall be solely responsible for all underwriting discounts and selling commissions applicable to the sale of such Holder's Registrable Securities and the fees and expenses of such Holder's counsel.

     (b) Notwithstanding any other provision contained in Section 13.1 or in this Section 13.2:

          (i) the Holders shall not have the right to "piggyback" or otherwise participate in any underwritten public offering of the Buyer's securities effected pursuant to Section 2.1 of that certain Registration Rights Agreement dated as of February 13, 1998 by and among the Buyer and the Investors named therein (entered into in connection with the Buyer's issuance of 12% Senior Subordinated Debentures and Warrants to such Investors) (the "Senior Registration Rights Agreement") unless (A) the managing underwriter of such offering shall have advised each holder of Registrable Securities (as defined in the Senior Registration Rights Agreement) to be covered by the registration statement that the inclusion of the Holders' Registrable Securities would not, in such underwriter's reasonable judgment, adversely affect the marketing or the selling price of the Registrable Securities to be covered by such registration, and (B) the holders of a majority of Registrable Securities (as defined in the Senior Registration Rights Agreement) to be covered by such registration shall have consented in writing to the inclusion of the Holders' Registrable Securities; and

          (ii) In the event of any underwritten public offering of the Buyer's securities, the registration of which is governed by Section 2.3 of the Senior Registration Rights Agreement, any cutback of the number of securities to be included in such registration which, in the judgment of the underwriter, is necessary for marketing reasons may be applied first upon the Holders and all other holders of securities other than Registrable Securities (as defined in the Senior Registration Rights Agreement).

          REGISTRATION COVENANTS.

     Whenever required under this Article XIII to effect the registration of any Registrable Securities, the Buyer shall, as expeditiously as reasonably possible:

          (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities within 60 days and use its best efforts to cause such registration to become effective as soon as practicable and, upon the request of the Holder, keep such registration statement effective for 180 days to permit Holder to dispose of the securities covered by such registration statement (but such registration statement need not be kept effective after Holder is free to sell such securities under the provisions of Rule 144(k) under the Securities Act).

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (iii) Permit the Holder the right to review and comment as to information relating to Holder or the Registrable Securities included in the registration statement and furnish to the Holder such numbers of conformed copies of the registration statement and each amendment or supplement, including each prospectus and preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by Holder.

          (iv) Use its best efforts to register and qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder, PROVIDED that the Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service and process in any such states or jurisdictions.

          (v) Notify Holder of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (vi) Notify the Holder promptly after the Buyer shall have received notice thereof of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement and use its best efforts to obtain withdrawal if such stop order should be issued.

          HOLDER COVENANTS.

     Each Holder will furnish to the Buyer in connection with any registration under this Article XIII such information regarding itself, the Registrable Securities and other securities of the Buyer held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities held by Holder. Each Holder hereby agrees not to, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, transfer, pledge, or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale, transfer, pledge or disposition) (collectively, a "Transfer") of any of the shares of common stock of Buyer or any securities convertible into, or exchangeable or exercisable for, shares of common stock of Buyer for a period commencing as of 14 days prior to and ending 180 days after the effective date of the registration statement covering any underwritten public offering of Buyer's securities or such earlier date as the underwriters or Buyer may require. Each Holder agrees and consents to the entry of stop transfer instructions with Buyer's transfer agent against the Transfer of Buyer's securities beneficially owned by such Holder during such period.

               INDEMNIFICATION.


          The Buyer shall indemnify, defend and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Article XIII, any underwriter (as defined in the Securities Act) for such Holder, and the directors, officers and controlling persons of such Holder or underwriter from and against any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which any of them may become subject under the Securities Act or otherwise, arising from or relating to (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Buyer shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder specifically for use in the preparation thereof. This indemnification will survive the transfer of the Shares.

          Each Holder of Registrable Securities included in a registration pursuant to the provisions of this Article XIII shall indemnify, defend, and hold harmless the Buyer, its directors, officers and controlling persons with respect to, any and all Liabilities to which any of them may become subject under the Securities Act or otherwise, arising from or relating to (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such Holder for use in the preparation thereof. This indemnification shall survive the transfer of the Shares.

          Promptly after receipt by an indemnified party pursuant to the provisions of this Section 13.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 13.5, promptly notify the indemnifying party of the commencement thereof; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from its indemnification obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there is conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to this Section 13.5 for any expense of counsel subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action. An indemnifying party shall not be responsible for amounts paid in settlement without its consent, provided that its consent may not be unreasonably withheld. Upon any settlement or entry of final judgment, the indemnifying part will promptly indemnify the indemnified party.

               REGISTRATION EXPENSES.


          With respect to the inclusion of Registrable Securities in a registration statement pursuant to this Article XIII, all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Buyer; PROVIDED, HOWEVER, that any securityholders, including the Shareholders, participating in such registration shall bear their pro rata share of the underwriting discounts and commissions, if any. The fees, costs and expenses of registration to be borne by the Buyer as provided in this Section 13.6 shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Buyer, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall, however, be borne by the respective selling securityholder.

               NO ASSIGNMENT OF REGISTRATION RIGHTS.


          The rights to cause the Buyer to register Registrable Securities pursuant to this Agreement may not be assigned by the Shareholders.

          IN WITNESS WHEREOF, each of the Parties hereto has executed or caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


                    "BUYER"

                    SERACARE, INC.,
                    a Delaware corporation


                    By:  /S/ BARRY D. PLOST
                         -----------------------------------------------------
                         Barry D. Plost
                         Chairman of the Board, President and
                         Chief Executive Officer


                    "SHAREHOLDERS"

                    The Crowley Charitable Remainder Unitrust


                    By:  /s/ MICHAEL F. CROWLEY
                         -----------------------------------------------------
                         Michael F. Crowley, Trustee



                    By:  /s/ Mary A. Crowley
                         -----------------------------------------------------
                         Mary A. Crowley, Trustee



                    /s/ Michael F. Crowley II
                    ----------------------------------------------------------
                    Name: Michael F. Crowley II



                    /s/ Michael F. Crowley
                    ----------------------------------------------------------
                    Name: Michael F. Crowley



                    /s/ Mary A. Crowley
                    ----------------------------------------------------------
                    Name: Mary A. Crowley


                    "COMPANY"

                    THE WESTERN STATES GROUP, INC.,
                    a California corporation

                    By: /s/ Michael F. Crowley
                    ----------------------------------------------------------

                    Name: Michael F. Crowley
                    ----------------------------------------------------------

                    Title: President
                           ---------------------------------------------------








NB1-325805                                S-1           Stock Purchase Agreement

                       LIST OF OMITTED SCHEDULES AND EXHIBITS*


                                      SCHEDULES

SCHEDULE 1.1           Products
SCHEDULE 4.1           Jurisdictions in which Company is Required to be
                       Qualified to Do Business as a Foreign Person; Directors
                       and Executive Officers
SCHEDULE 4.3(a)        Audited Financial Statements
SCHEDULE 4.3(b)        Unaudited Financial Statement
SCHEDULE 4.3(e)        Liabilities
SCHEDULE 4.4           Tax Returns
SCHEDULE 4.5           Material Contracts
SCHEDULE 4.6           Real and Personal Property
SCHEDULE 4.8           Permits and Approvals
SCHEDULE 4.10          Labor Relations
SCHEDULE 4.13          Insurance
SCHEDULE 4.15          Compliance with Law
SCHEDULE 4.17(a)(i)    Employee Benefit Plans, and Collective Bargaining and
                       Employee Agreements
SCHEDULE 4.17(a)(v)    Termination of Plans
SCHEDULE 4.17(a)(vii)  Employees, Consultants and Agents Entitled to
                       Severance, Parachute or Other Payments or Benefits
SCHEDULE 4.19          Bank Accounts, Powers, etc.
SCHEDULE 4.23          Receivables and Commissions Payable
SCHEDULE 4.24          Customers and Suppliers
SCHEDULE 4.25          Environmental Compliance
SCHEDULE 5.6           Capitalization of Buyer
SCHEDULE 10.1          Specific Indemnification Matters


                                      EXHIBITS

Exhibit A Ownership and Percentage Interests in the Company
Exhibit B MFC Employment Agreement
Exhibit C MFCII Employment Agreement
Exhibit D Form of Opinion of Counsel of the Shareholders and the Company Exhibit E Form of Opinion of Counsel of the Buyer




_______________________________
     * Registrant agrees to furnish supplementally a copy of any of the omitted Schedules and Exhibits listed above to the Commission upon request.

                                       S-3